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                                                                      Exhibit 11

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DIGITAL SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARIES
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EXHIBIT 11:  COMPUTATION OF EARNINGS PER SHARE


                                                                       THREE MONTHS ENDED SEPT. 30,      NINE MONTHS ENDED SEPT. 30,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                                  1996           1995                    1996          1995
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                                                                                               (UNAUDITED)
Weighted average number of common shares                               9,460          9,227                     9,389         9,425
    outstanding
Dilutive common equivalent shares from outstanding
    stock options using the treasury stock method                        441            550                       454           389
                                                                      ---------------------                   ---------------------
Weighted average common shares and common
    share equivalents outstanding                                       9,901         9,777                     9,843         9,814
                                                                      =====================                   =====================

Net earnings                                                          $ 2,757        $2,051                   $ 2,584        $4,884
                                                                      =====================                   =====================

Net earnings  per share                                               $  0.28        $ 0.21                   $  0.26        $ 0.50
                                                                      =====================                   =====================

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